Exhibit 99.1

News Release

Contact: Garland	W. Koch
Chief Financial Officer
United PanAm Financial Corp.
949.224.1244
e-mail: gkoch@upfc.com

FOR IMMEDIATE RELEASE

UNITED PANAM FINANCIAL CORP.

Newport Beach, Calif., August 23, 2004

United PanAm Financial Corp., a California corporation (the “Company” or “UPFC”) (NASDAQ: UPFC), announced today that it intends to file its quarterly report for the quarter ended June 30, 2004 by September 3, 2004.

UPFC has delayed the filing of its quarterly report because, as the Company previously announced, based upon a review of historical loss data from 1996 forward, utilizing the revised methodology adopted by the Company for determining the adequacy of the Company’s allowance for loan losses and the related provisions for loan losses, management, in consultation with the Company’s auditor, has determined that additional provisions for losses will be required for the year ending December 31, 2002. As a result, the Company intends to restate its financial statements for the years ended December 31, 2002 and 2003 and subsequent interim periods to reflect such additional provisions.

The Company expects to file revised financial statements and file the quarterly report for the period ended June 30, 2004 by September 3, 2004, although no assurance can be given that they will be filed at that time.

Any restatement adjustments remain subject to audit. The Company’s published financial statements for the years ended December 31, 2002 and 2003 and subsequent interim periods including the auditor’s reports thereon and all earnings releases relating to such time periods, should not be relied upon until the completion of the audit of such adjustments and the issuance by the Company of corrected and restated financial statements for 2002 and 2003 and subsequent periods including the quarters ended March 31, 2004 and June 30, 2004.

Any statements set forth above that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act (“SLRA”) of 1995, including statements concerning the Company’s strategies, plans, objectives and intentions. Such statements are subject to a variety of estimates, risks and uncertainties, known and unknown, which may cause the company’s actual results to differ materially from those anticipated in such forward-looking statements. One of these risks is the fact that the review and audit may not be completed by August 31, 2004. Other potential risks and uncertainties are detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.